                                 LATHAM & WATKINS

                          PAUL R. WATKINS (1899--1973)
                            DANA LATHAM (1898--1974)
                                 CHICAGO OFFICE
                            SEARS TOWER, SUITE 5800
                            CHICAGO, ILLINOIS 60606
                       PHONE (312) 876-7700, FAX 993-9767
                                HONG KONG OFFICE
                            SUITE 2205A, 22ND FLOOR
                           NO. 9 QUEEN'S ROAD CENTRAL
                                   HONG KONG
                      PHONE + 852-2522-7886, FAX 2522-7006
                                 LONDON OFFICE
                                ONE ANGEL COURT
                            LONDON EC2R 7HJ ENGLAND
                     PHONE + 44-171-374 4444, FAX 374 4460
                               LOS ANGELES OFFICE
                       633 WEST FIFTH STREET, SUITE 4000
                       LOS ANGELES, CALIFORNIA 90071-2007
                       PHONE (213) 485-1234, FAX 891-8763
                                 MOSCOW OFFICE
                          ULITSA GASHEKA, 7, 9th Floor
                             MOSCOW 123056, RUSSIA
                      PHONE + 7-095 785-1234, FAX 785-1235
                               NEW JERSEY OFFICE
                         ONE NEWARK CENTER, 16th FLOOR
                         NEWARK, NEW JERSEY 07101-3174
                       PHONE (973) 639-1234, FAX 639-7298

                                ATTORNEYS AT LAW
                           53rd AT THIRD, SUITE 1000
                                885 THIRD AVENUE
                         NEW YORK, NEW YORK 10022-4802
                            TELEPHONE (212) 906-1200
                               FAX (212) 751-4864

                               -----------------

                                August   , 1999

                              ORANGE COUNTY OFFICE
                       650 TOWN CENTER DRIVE, SUITE 2000
                       COSTA MESA, CALIFORNIA 92626-1925
                       PHONE (714) 540-1235, FAX 755-8290
                                SAN DIEGO OFFICE
                           701 "B" STREET, SUITE 2100
                        SAN DIEGO, CALIFORNIA 92101-8197
                       PHONE (619) 236-1234, FAX 696-7419
                              SAN FRANCISCO OFFICE
                       505 MONTGOMERY STREET, SUITE 1900
                      SAN FRANCISCO, CALIFORNIA 94111-2562
                       PHONE (415) 391-0600, FAX 395-8095
                             SILICON VALLEY OFFICE
                             135 COMMONWEALTH DRIVE
                          MENLO PARK, CALIFORNIA 94025
                       PHONE (650) 328-4600, FAX 463-2600
                                SINGAPORE OFFICE
                          20 CECIL STREET, SUITE 25-02
                         THE EXCHANGE, SINGAPORE 049705
                       PHONE + 65-536-1161, FAX 536-1171
                                  TOKYO OFFICE
                   INFINI AKASAKA, 8-7-15, AKASAKA, MINATO-KU
                             TOKYO 107-0052, JAPAN
                      PHONE +813-3423-3970, FAX 3423-3971
                            WASHINGTON, D.C. OFFICE
                    I00I PENNSYLVANIA AVE., N.W., SUITE I300
                          WASHINGTON, D.C. 20004-2505
                       PHONE (202) 637-2200, FAX 637-2201

                                                                     EXHIBIT 5.1

LSP Energy Limited Partnership
Two Tower Center, 20th Floor
East Brunswick, New Jersey 08816
LSP Batesville Funding Corporation
Two Tower Center, 20th Floor
East Brunswick, New Jersey 08816

    Re:    Registration Statement on Form S-4;
        $326,000,000 Aggregate Principal Amount
        of Senior Secured Bonds

Ladies and Gentlemen:

    In connection with the registration of $150,000,000 7.164% Series C Senior Secured Bonds due January 15, 2014 (the "SERIES C BONDS") and $176,000,000 8.160% Series D Senior Secured Bonds due July 15, 2025 (the "SERIES D BONDS" and, together with the Series C Bonds, the "SECURITIES") by LSP Energy Limited Partnership, a Delaware limited partnership (the "PARTNERSHIP"), and LSP Batesville Funding Corporation, a Delaware corporation (the "FUNDING CORPORATION" and, together with the Partnership, the "COMPANIES"), under the Securities Act of 1933, as amended (the "ACT"), on Form S-4 filed with the Securities and Exchange Commission (the "COMMISSION") on August , 1999 (the "REGISTRATION STATEMENT"), you have requested our opinion with respect to the matters set forth below.

    In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken by the Companies in connection with the authorization and issuance of the Securities. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

    In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

    We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York, the General Corporation Law of the State of Delaware and the Revised Uniform Limited Partnership Act of the State of Delaware, including statutory and reported decisional law thereunder, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

    Capitalized terms used herein without definition have the meanings ascribed to them in the Registration Statement.

    Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

    The Securities have been duly authorized by all necessary partnership action of the Partnership and all necessary corporate action of the Funding Corporation, and when executed, authenticated and delivered by or on behalf of the Companies will constitute legally valid and binding obligations of the Companies, enforceable against the Companies in accordance with their terms.

    The opinions rendered in the preceding paragraph relating to the enforceability of the Securities are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought.

    We have not been requested to express, and with your knowledge and consent do not render, any opinion as to the applicability to the obligations of the Companies under the Indenture and the Securities of Section 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to fraudulent transfers and obligations.

    To the extent that the obligations of the Companies under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

    We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Validity of the Exchange Bonds."

                                          Very truly yours,

                                          /s/ Latham & Watkins

                                       2